UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 24, 2016

XBIOTECH INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia Canada
(State of Incorporation)

001-37347
(Commission File Number)

N/A
(IRS Employer Identification No.)

8201 E Riverside Dr. Bldg 4, Ste 100 Austin, Texas	78744
(Address of Principal Executive Offices)	(Zip Code)

(512) 386-2900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 24, 2016, XBiotech Inc. (the "Company"), issued a press release announcing its plan to present survival data for Xilonix™, the Company’s lead therapy developed for the treatment of advanced colorectal cancer, at the European Society of Medical Oncology’s World Congress on Gastrointestinal Cancer, on July 1, 2016, in Barcelona, Spain. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On May 18, 2016, XBiotech gave a business update via telephone conference call. An audio webcast of the call will be available on the Investors relations section of the XBiotech website at investors.xbiotech.com. The webcast will be archived for 90 days.

This Form 8-K and the related press release contains forward-looking statements, including declarations regarding management's beliefs and expectations, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosure set forth in "Risk Factors" in our SEC filings.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

99.1      Press Release of XBiotech Inc., issued May 24, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XBIOTECH INC.

Date: May 24, 2016	By:	/s/ John Simard
Name: John Simard
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued May 24, 2016